UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2007

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 900 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreements

A. Debenture Transaction

On February 24, 2007, Viking Systems, Inc. (“Viking”) closed upon the sale of $5,376,533 of its Secured Convertible Debentures (the “Debentures”) pursuant to a Securities Purchase Agreement and related agreements (the “Transaction Documents”), among (i) Viking and 13 purchasers (collectively, the “Investors”). As of February 24, 2007 a total of $5,376,533 of Debentures had been sold to 13 Investors. Viking may issue additional Debentures. The Transaction Documents are attached to this Form 8-K as exhibits Material terms of the Securities Purchase Agreement, Debentures and other Transaction Documents include, but are not limited to, the following:

Maturity Date of Debentures . The Debentures mature, and the principal amount thereof is payable, two years from the date of issuance. Upon the default of Viking of the Transaction Documents, the Investors may accelerate the payment of the Debentures.

Interest Rate of Debentures. The Debentures accrue interest at the rate of eight percent per annum, payable quarterly. Subject to certain conditions, Viking may pay interest by issuing the holders of the Debentures (the “Holders”), shares of Viking common stock. Viking is unable to determine currently if it will meet the conditions which would allow it to pay interest by issuing shares of its common stock.

Security. The Debentures are secured by all of the assets of Viking.

Conversion. The Debentures may, at the option of the Investors, be converted into shares of Viking common stock at the price of $.18 per share. In the event Viking does not achieve certain operation milestones (described in the Debentures Warrants) during the first three quarters of 2007, the conversion price will be reduced to $.12 per share. The conversion price is also subject to downward adjustment, upon certain conditions pursuant to the terms of Security Purchase Agreement, the Debentures and other Transaction Documents. Assuming $6,000,000 of Debentures are sold, and based upon the initial conversion price of $.18, the Debentures will be convertible into an aggregate of approximately 33,333,333 shares of Viking common stock. Assuming $6,000,000 of Debentures are sold, and based upon the reduced conversion price of $.12 per share, the Debentures will be convertible into an aggregate of approximately 50,000,000 shares of Viking common stock, assuming no other downward adjustments are applicable.

Optional Redemption by Viking. Viking may not prepay the debentures but it may redeem some or all of the Debentures if certain conditions (“Equity Conditions”) are met. The Optional Redemption Amount (as defined in the Transaction Documents) equals 120% of the principal amount of the Debentures redeemed if the redemption occurs prior to the first anniversary date of the issuance of the Debentures, and 140% of the principal amount of the Debentures redeemed if the redemption occurs after the first anniversary date of the issuance of the Debentures but prior to the second anniversary date of issuance. The Equity Conditions include, but are not limited to, the following:

•	Viking is in compliance with its obligations as set forth in the Transaction documents and no Event of Default (as defined in the Transaction Documents) has occurred;

•	there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents

•	there are a sufficient number of shares of Viking common stock authorized;

•	there has been no notice of a change of control transaction or other material transaction involving Viking; and

•
Viking’s common stock is trading and for a period of 20 consecutive trading days, the daily trading volume for the Viking’s common stock on its principal trading market exceeds 20,000 shares per trading day.

Warrants. As additional consideration for the Investors purchasing the Debentures, Viking has issued the Investors Warrants to purchase shares of Viking common stock at the price of  $18 per share. In the event Viking does not achieve certain operation milestones (described in the Warrants and the Debentures) during the first three quarters of 2007, the exercise price will be reduced to $.12 per share. The exercise price is also subject to downward adjustment, upon certain conditions pursuant to the terms of Security Purchase Agreement, the Warrant and other Transaction Documents. The Warrants are exercisable for a period of seven years from the date of issuance. The Warrants provide that each Investor is issued to purchase that number of shares of common stock of Viking that equals 50% of the number of shares issuable upon conversion of the Debentures. Assuming $6,000,000 of Debentures are sold, and assuming the Debentures are convertible into 33,333,333 shares of Viking common stock, the warrants will entitle the holders to purchase an aggregate of approximately 16,666,667 shares of Viking common stock. Assuming $6,000,000 of Debentures are sold, and assuming the Debentures are convertible into 50,000,000 shares of Viking common stock, the warrants will entitle the holders to purchase an aggregate of approximately 25,000,000 shares of Viking common stock.

Registration Rights Viking has agreed to register with the Securities and Exchange Commission, the shares of common stock that are issuable upon the conversion of the Debentures and the shares of common stock that underlie the Warrants. Viking will pay all expenses and cost of registration except for commissions. In the event the securities underlying the Debentures and Warrants are not registered by the dates agreed to in the Transaction Documents, Viking will be required to pay liquidated damages to the Holders. Such liquidated damages amount to 2% per month but will not exceed 18% of the face amount of the Debentures.

Participation Rights. Pursuant to the Securities Purchase Agreement, the Holders were granted certain rights to participate in subsequent financings by Viking.

Use of Proceeds. Viking plans to use the net proceeds, after transaction fees and expenses, for key strategic initiatives, accounts payable, working capital and other general corporate purposes

The Securities Purchase Agreement contains various representations and warranties that are relatively standard for this type of transaction as well as certain affirmative and negative covenants. One of such negative covenants will prohibit Viking from selling securities in Variable Rate Transactions (ass defined in the Security Purchase Agreement) while the Debentures are outstanding.

The Debentures and Warrants are, and will be issued in a non-public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder. Each of the Investors is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act.

Viking has agreed to reimburse Bushido Capital Master Fund, LP, $35,000 for due diligence and legal expenses related to the Debenture Transaction. Viking has also agreed to reimburse Midsummer Capital, LLC $10,000 for due diligence and legal expenses related to the Debenture Transaction.

B. Consent and Waiver Agreement

In May 2006, Viking issued shares of its Convertible Series B Preferred Stock and Warrants to a limited number of accredited investors (the “Preferred Stock Transaction”). Pursuant to the terms and conditions of the Preferred Stock Transaction, Viking agreed to register the shares of common stock underlying the Series B Preferred Stock and Warrants issued in the Preferred Stock Transactions (the “Preferred Stock Transaction Shares”). Some of the Preferred Stock Transaction Shares were registered but other Preferred Stock Transaction Shares were not registered as a result of the Securities and Exchange Commission’s interpretation of Rule 415. The failure to register all of the Preferred Stock Transaction Shares resulted in a default by Viking of the terms and conditions of the Preferred Stock Transaction documents. Viking and the Preferred Stockholders have entered into a Consent, Waiver and Amendment Agreement, a copy of which is attached to this Form 8-K pursuant to which:

•	Vikiing has agreed to issue the Preferred Stockholders a total of 4,000,000 shares of Viking common stock;

•	the Preferred Stockholders agreed to amend certain provisions of the Preferred Stock Transaction documents; and

•	the Preferred Stockholders agreed to waiver certain breaches of the Preferred Stock Transaction documents.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01(A) in this Current Report on Form 8-K is hereby incorporated by reference.

ITEM 3.02. Unregistered Sales of Equity Securities.

In February 2007, Viking issued 4,000,000 shares of its common stock to its Series B Preferred Stockholders in an unregistered transaction. Such shares were issued pursuant to the Consent, Waiver and Amendment Agreement described in Item 1.01 above, a copy of which is attached to this Form 8-K. Viking believes such shares were exempt from registration in reliance on Section 4(2) of the Securities Act and corresponding state securities laws exemptions.

ITEM 9.01 Financial Statements and Exhibits

Exhibits

10.1 Form of Securities Purchase Agreement, dated as of February 24, 2007, by and among Viking and the Investors

10.2 Form of Secured Convertible Debenture

10.3 Form of Registration Rights Agreement

10.4 Form of Common Stock Purchase Warrant

10.5 Form of Security Agreement

10.6 Consent, Waiver and Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 26, 2007	VIKING SYSTEMS, INC.
By: /s/ Donald Tucker
Chief Executive Officer